Exhibit 99.1

FOR IMMEDIATE RELEASE

April 23, 2012

CenterState Banks, Inc. Announces

First Quarter 2012 Operating Results

(All dollar amounts are in thousands, except per share information)

DAVENPORT, FL. – April 23, 2012 - CenterState Banks, Inc. (NASDAQ: CSFL) reported earnings per share of $0.04 on net income of $1,289 for the first quarter of 2012. The primary contributing factors were: 1) higher net interest margin, both in terms of volume and rate; 2) lower loan loss provision; 3) higher revenue from the correspondent banking segment; and 4) gain on sale of securities available for sale. The Company also reported bargain purchase gain from bank acquisition of $453 and acquisition related expenses of $1,868.

		per average diluted share
Net income, gaap	$1,289	$0.04
The following items are shown net of income tax, non gaap:
Gain on sale of available for sale securities	(438)	($0.015)
Bargain purchase gain on bank acquisition	(330)	($0.011)
Bank acquisition related expenses	1,359	$0.045

Net income, excluding items listed above	$1,880	$0.06

The Company’s net interest income increased by $2,337 or 12.6% between sequential quarters due to a 25 basis point (“bps”) increase in net interest margin (“NIM”) as well as an increase in volume. The volume increase was due to the two FDIC assisted bank acquisitions Central Florida State Bank (“Central FL”) and First Guaranty Bank and Trust of Jacksonville (“FGB”) in January, and the November 2011 acquisition of Federal Trust Bank, which was outstanding during the full first quarter of 2012 versus two months during the fourth quarter of 2011. The increase in NIM was due to the increase in yield on interest earning assets, due primarily to the additional covered loans acquired, and the decrease in cost of interest bearing liabilities, which was primarily related to the decrease in cost of interest bearing deposits.

The Company’s total allowance for loan losses decreased from $27,944 at December 31, 2011 to $26,010, due to a decrease in the specific reserves on impaired loans. The general allowance on non-impaired loans (excluding FDIC covered loans and loans with put back options) increased from $24,281, or 2.96% of the related loan balances at December 31, 2011 to $24,536, or 2.99% of the related loan balances at March 31, 2012. The specific allowances decreased primarily due to charge-offs during the period.

The Company continued its focus on operating efficiencies. Three of the four branch locations acquired in the January FDIC assisted acquisition of Central FL in Belleview, Florida were closed and consolidated into nearby existing CenterState branches during March. The Company exercised its option not to purchase the related branch real estate from the FDIC. The fourth Central FL branch acquired will be consolidated into a nearby existing CenterState branch during the second quarter. In addition to the Central FL branches, the Company also closed and consolidated a small branch office in leased facilities located in Clewiston, Florida during February.

The Company expects to close six of the eight branch locations acquired in the January FDIC assisted acquisition of FGB during the second quarter, subject to regulatory approval. The Company plans to exercise its option not to purchase the branch real estate related to the six branches and expects to purchase the real estate related to the remaining two branches at fair value as determined by a current appraisal pursuant to the terms of the FDIC purchase and assumption agreement. Approximately 75% of the acquired deposits are associated with the two core branch locations the Company plans to retain.

The Company continues to evaluate other existing branches as well as staffing and other back room operations as it works toward greater efficiency and reductions in operating expenses. Quarterly condensed consolidated income statements (unaudited) are shown below for the periods indicated.

Quarterly Condensed Consolidated Statements of Operations (unaudited)
For the quarter ended:	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Interest income	$23,414	$21,324	$19,837	$20,705	$20,377
Interest expense	2,510	2,757	2,881	3,166	3,403

Net interest income	20,904	18,567	16,956	17,539	16,974
Provision for loan losses	(2,732)	(18,065)	(5,005)	(11,645)	(11,276)

Net interest income after loan loss provision	18,172	502	11,951	5,894	5,698
Income from correspondent banking and bond sales division	7,784	6,661	7,999	5,759	4,470
Gain on sale of securities available for sale	602	130	205	3,120	9
Bargain purchase gains on bank acquisitions	453	45,891	—	—	11,129
All other non-interest income	4,847	2,921	4,041	4,339	5,298
Credit related expenses	(1,591)	(3,306)	(2,966)	(2,862)	(3,561)
Acquisition related expenses	(1,868)	(6,246)	(579)	(469)	(401)
Correspondent banking division expenses	(6,968)	(6,373)	(6,806)	(5,732)	(4,978)
All other non-interest expense	(19,659)	(18,799)	(16,436)	(17,466)	(17,709)

Income (loss) before income tax	1,772	21,381	(2,591)	(7,417)	(45)
Income tax (provision) benefit	(483)	(7,299)	599	3,071	210

NET INCOME (LOSS)	$1,289	$14,082	$(1,992)	$(4,346)	$165

Earnings (loss) per share (basic)	$0.04	$0.47	$(0.07)	$(0.14)	$0.01
Earnings (loss) per share (diluted)	$0.04	$0.47	$(0.07)	$(0.14)	$0.01
Average common shares outstanding (basic)	30,065,631	30,041,089	30,039,329	30,037,556	30,020,035
Average common shares outstanding (diluted)	30,088,188	30,041,089	30,039,329	30,037,556	30,047,618
Common shares outstanding at period end	30,071,127	30,055,499	30,039,332	30,039,092	30,035,292

PTPP earnings (note 2)	$6,908	$2,977	$5,754	$4,439	$4,055
PTPP earnings per share (diluted) (note 1)	$0.23	$0.10	$0.19	$0.15	$0.13

Note 1:	PTPP earnings per share means, PTPP as defined in note 2 below divided by the average number of diluted common shares outstanding.
Note 2:	Pre-tax pre-provision earnings (“PTPP”) is a non-GAAP measure that if defined as income (loss) before income tax excluding the provision for loan losses and gain on sale of available for sale (“AFS”) securities. In addition the Company also excludes other credit related costs including losses on repossessed real estate and other assets, and other foreclosure related expenses. It also excludes non-recurring items as listed in the table below.

Quarterly condensed PTPP reconciliation (unaudited)
For the quarter ended:	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Income (loss) before income tax	$1,772	$21,381	$(2,591)	$(7,417)	$(45)
exclude provision for loan losses	2,732	18,065	5,005	11,645	11,276
exclude other credit related costs	1,591	3,306	2,966	2,862	3,561
exclude gain on sale of AFS securities	(602)	(130)	(205)	(3,120)	(9)
exclude non-recurring items:
bargain purchase gain	(453)	(45,891)	—	—	(11,129)
acquisition related expenses	1,868	6,246	579	469	401

PTPP earnings	$6,908	$2,977	$5,754	$4,439	$4,055

The condensed quarterly results of the Company’s correspondent banking and bond sales segment are presented below.

Quarterly Condensed Segment Information - Correspondent banking and bond sales division (unaudited)
For the quarter ended:	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Net interest income	$1,178	$965	$1,082	$1,113	$662
Total non-interest income (note 3)	8,354	7,203	8,574	6,305	4,984
Total non-interest expense (note 4)	(6,968)	(6,373)	(6,806)	(5,732)	(4,978)
Income tax provision	(965)	(675)	(1,073)	(634)	(251)

Net income	$1,599	$1,120	$1,777	$1,052	$417

Contribution to diluted earnings per share	$0.05	$0.04	$0.06	$0.04	$0.01

Note 3:	The primary component in this line item is gross commissions earned on bond sales (“income from correspondent banking and bond sales division”) which was $7,784, $6,661, $7,999, $5,759, and $4,470 for 1Q12, 4Q11, 3Q11, 2Q11 and 1Q11, respectively. The remaining non interest income items in this category include fees from safe-keeping activities, bond accounting services, asset/liability consulting related activities, international wires, clearing and corporate checking account services, and other correspondent banking related revenue and fees.
Note 4:	The majority of these expenses are variable in nature and are a derivative of the income from correspondent banking and bond sales division. The amounts do not include any indirect support allocation costs.

Net Interest Margin (“NIM”)

The NIM increased by 25 bps between sequential quarters, primarily due to a shift in the mix of average interest earning assets (“IEA”). Total average loans represented approximately 63.8% of IEA during the fourth quarter of 2011 compared to 67.2% during the first quarter of 2012. The 12 bps decrease in interest bearing liabilities between sequential quarters, which was primarily due to the lower cost of interest bearing deposits, also contributed to the NIM increase.

The tables below summarizes yields and costs by various interest earning asset and interest bearing liability account types for the current quarter, the previous calendar quarter and the same quarter last year. The second table below also lists selected financial ratios for the last five quarters.

Yield and cost table (unaudited)

	1Q12			4Q11			1Q11
	average	interest	avg	average	interest	avg	average	interest	avg
	balance	inc/exp	rate	Balance	inc/exp	rate	balance	inc/exp	rate
Loans (TEY)* (note 1)	$1,116,804	$14,521	5.23%	$1,099,754	$14,434	5.21%	$1,018,009	$13,161	5.24%
Covered loans (note 2)	309,435	5,189	6.74%	167,512	2,873	6.80%	194,503	3,232	6.74%
Taxable securities	529,951	3,368	2.56%	528,673	3,650	2.74%	506,699	3,569	2.86%
Tax -exempt securities (TEY)	37,487	521	5.59%	37,644	562	5.92%	33,902	509	6.09%
Fed funds sold and other	128,479	151	0.47%	152,550	146	0.38%	143,464	134	0.38%

Tot. interest earning assets(TEY)	$2,122,156	$23,750	4.50%	$1,986,133	$21,665	4.33%	$1,896,577	$20,605	4.41%

Interest bearing deposits	$1,610,176	$2,232	0.56%	$1,456,253	$2,576	0.70%	$1,422,934	$3,209	0.91%
Fed funds purchased	68,842	8	0.05%	57,049	8	0.06%	77,311	19	0.10%
Other borrowings	26,292	106	1.62%	17,145	34	0.79%	24,671	72	1.18%
Corporate debentures	16,948	164	3.89%	14,704	139	3.75%	12,500	103	3.34%

Total interest bearing liabilities	$1,722,258	$2,510	0.59%	$1,545,151	$2,757	0.71%	$1,537,416	$3,403	0.90%

Net Interest Spread (TEY)			3.91%			3.62%			3.51%

Net Interest Margin (TEY)			4.03%			3.78%			3.68%

* TEY = tax equivalent yield

Note 1:	loans not covered by FDIC loss share agreements
Note 2:	loans covered by FDIC loss share agreements, and accounted for pursuant to ASC Topic 310-30.

Selected financial ratios (unaudited)
As of or for the quarter ended:	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Return on average assets (annualized)	0.21%	2.49%	(0.37)%	(0.80)%	0.03%
Return on average equity (annualized)	1.97%	21.57%	(3.17)%	(6.87)%	0.27%
Yield on average loans (note 1)	5.56%	5.42%	5.54%	5.41%	5.48%
Yield on average investments (note 1)	2.33%	2.41%	2.21%	2.63%	2.50%
Yield on average interest earning assets	4.44%	4.26%	4.24%	4.33%	4.36%
Yield on average interest earning assets (note 1)	4.50%	4.33%	4.30%	4.39%	4.41%
Cost of average interest bearing deposits	0.56%	0.70%	0.80%	0.85%	0.91%
Cost of average borrowings	1.00%	0.81%	0.60%	0.62%	0.69%
Cost of average interest bearing liabilities (note 2)	0.59%	0.71%	0.79%	0.84%	0.90%
Net interest margin (note 1)	4.03%	3.78%	3.69%	3.73%	3.68%
Loan / deposit ratio	68.3%	66.9%	64.9%	67.6%	67.2%
Stockholders’ equity (to total assets)	10.4%	11.5%	11.6%	11.6%	11.4%
Common tangible equity (to total tangible assets)	8.4%	9.8%	9.8%	9.8%	9.6%
Tier 1 capital (to average assets)	9.0%	10.5%	10.3%	10.1%	10.0%
Efficiency ratio (note 3)	84%	101%	90%	94%	98%
Common equity per common share	$8.77	$8.74	$8.32	$8.33	$8.42
Common tangible equity per common share	$6.93	$7.30	$6.92	$6.92	$7.00

note 1:	Tax equivalent basis.
note 2:	Does not include non-interest bearing checking accounts.
note 3:	Efficiency ratio is equal to (non-interest expense less nonrecurring items) divided by (net interest income plus non-interest income less nonrecurring items). Gain on the sale of available for sale securities is considered a nonrecurring item for the purposes of this ratio in the above table.

Loan portfolio mix and covered loans

Approximately 23.9% of the Company’s loans, or $347,793, are covered by FDIC loss sharing agreements related to the acquisition of three failed financial institutions during the third quarter of 2010 and two during the first quarter of 2012. Pursuant to the terms of the loss sharing agreements, the FDIC is obligated to reimburse the Company for 80% of losses with respect to the covered loans beginning with the first dollar of loss incurred, subject to the terms of the agreements. The Company will reimburse the FDIC for its share of recoveries with respect to the covered loans. The loss sharing agreements applicable to single family residential mortgage loans provide for FDIC loss sharing and the Company reimbursement to the FDIC for recoveries for ten years. The loss sharing agreements applicable to commercial loans provides for FDIC loss sharing for five years and Company reimbursement to the FDIC for a total of eight years for recoveries. All of the covered loans acquired are accounted for pursuant to ASC Topic 310-30.

Approximately 5.6% of the Company’s loans, or $81,189, are subject to a two year put back option, commencing January 20, 2011, with TD Bank, N.A., such that if any of these loans becomes 30 days past due or are adversely classified pursuant to bank regulatory guidelines, the Company has the option to put back the loan to TD Bank, N.A.

Approximately 10.5% of the Company’s loans, or $152,723, are subject to a one year put back option, commencing November 1, 2011, with The Hartford Insurance Group (“Hartford”), such that if any of these loans becomes 30 days past due or are adversely classified pursuant to bank regulatory guidelines, the Company has the option to put back the loan to Hartford.

Approximately 60% of the Company’s loans, or $875,093, is not covered by FDIC loss sharing agreements or subject to a put back option with TD Bank, N.A. or Hartford.

The table below summarizes the Company’s loan mix over the most recent five quarter ends.

Loan mix (unaudited)
At quarter ended:	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Loans not covered by FDIC loss share agreements
Real estate loans
Residential	$413,626	$405,923	$259,829	$261,773	$259,327
Commercial	440,183	447,459	466,860	484,897	500,512
Land, development and construction loans	80,295	89,517	95,894	101,606	107,179

Total real estate loans	934,104	942,899	822,583	848,276	867,018
Commercial loans	125,752	126,064	117,900	113,030	116,424
Consumer and other loans, (note 1)	1,759	1,392	1,633	2,287	2,599
Consumer and other loans	48,122	49,999	50,283	51,287	53,990

Total loans before unearned fees and costs	1,109,737	1,120,354	992,399	1,014,880	1,040,031
Unearned fees and costs	(732)	(639)	(674)	(665)	(720)

Total loans not covered by FDIC loss share agreements	1,109,005	1,119,715	991,725	1,014,215	1,039,311

Loans covered by FDIC loss share agreements
Real estate loans
Residential	157,601	99,270	102,852	105,249	106,655
Commercial	159,324	54,184	56,839	58,867	65,975
Land, development and construction loans	20,557	8,231	8,686	11,771	12,217

Total real estate loans	337,482	161,685	168,377	175,887	184,847
Commercial loans	10,311	2,366	2,816	4,095	4,861

Total loans covered by FDIC loss share agreements	347,793	164,051	171,193	179,982	189,708

Total Loans	$1,456,798	$1,283,766	$1,162,918	$1,194,197	$1,229,019

Note 1:	Consumer loans acquired pursuant to five FDIC assisted transactions of failed financial institutions during the third quarter of 2010 and first quarter of 2012. These loans are not covered by an FDIC loss share agreement and are being accounted for pursuant to ASC Topic 310-30.

Credit quality and allowance for loan losses

During the quarter, excluding loans covered by FDIC loss share agreements, the Company recorded a charge of $2,650 to loan loss provision (expense). Charge-offs (net of recoveries) were $4,666 of which $2,271 was related to net charge-offs of previously established specific reserves on impaired loans, decreasing specific allowance on impaired loans from $3,304 at December 31, 2011 to $1,033 at March 31, 2012.

With regard to loans covered by FDIC loss share agreements, the Company recorded a charge of $82 to loan loss provision (expense). See the table “Allowance for loan losses” on page 10 for additional information.

The allowance for loan losses (“ALLL”) was $26,010 at March 31, 2012 compared to $27,944 at December 31, 2011, a decrease of $1,934. This decrease is the result of the aggregate effect of a $255 increase in general loan loss allowance, a $2,271 decrease in the specific loan loss allowance related to impaired loans and a $82 increase in the loan loss allowance related to certain loan pools of FDIC covered loans accounted for pursuant to ASC Topic 310-30. The changes in the Company’s ALLL components between March 31, 2012 and December 31, 2011 are summarized in the table below.

	Mar 31, 2012			Dec 31, 2011			increase (decrease)
	loan balance	ALLL Balance	%	loan balance	ALLL balance	%	loan balance	ALLL balance
Impaired loans	$53,705	$1,033	1.92%	$53,668	$3,304	6.16%	$37	$(2,271)	-424bps
Non impaired loans	821,388	24,536	2.99%	819,767	24,281	2.96%	1,621	255	3 bps
TD loans (note 1)	81,189	—		90,457	—		(9,268)	—
FTB loans (note 2)	152,723	—		155,823	—		(3,100)	—

Loans (note 3)	1,109,005	25,569	2.31%	1,119,715	27,585	2.46%	(10,710)	(2,016)	-15 bps
Covered loans (note 4)	347,793	441		164,051	359		183,742	82

Total loans	$1,456,798	$26,010	1.79%	$1,283,766	$27,944	2.18%	$173,032	$(1,934)	-39 bps

Note 1:	Performing loans purchased from TD Bank subject to a two year put back option commencing on January 20, 2011, such that if any of these loans becomes 30 days past due or are adversely classified pursuant to bank regulatory guidelines, the Company has the option to put back the loans to TD Bank.
Note 2:	Performing loans purchased from Hartford’s wholly owned bank, FTB subject to a one year put back option commencing on November 1, 2011, such that if any of these loans becomes 30 days past due or are adversely classified pursuant to bank regulatory guidelines, the Company has the option to put back the loans to Hartford.
Note 3:	Total loans not covered by FDIC loss share agreements.
Note 4:	Loans covered by FDIC loss share agreements. Eighty percent of any losses in this portfolio will be reimbursed by the FDIC and recognized as FDIC Indemnification income and included in non-interest income within the Company’s condensed consolidated statement of operations.

The general loan loss allowance (non-impaired loans) increased by $255, or 3 bps to 2.99% of non-impaired loan balance outstanding as of the end of the current period as compared to 2.96% at the end of the previous period. This is a result of changes in historical charge off rates, changes in current environmental factors and changes in the loan portfolio mix. Currently, there is no general loan loss allowance associated with the performing loans purchased from TD Bank and for the FTB performing loans purchased from Hartford for the reasons described in notes 1 and 2 above.

The specific loan loss allowance (impaired loans) is the aggregate of the results of individual analyses prepared for each one of the impaired loans not covered by an FDIC loss sharing agreement on a loan by loan basis. The primary reason for the decrease in specific allowance was due to net charge-offs against previously recorded specific allowances.

The Company recorded partial charge offs in lieu of specific allowance for a number of the impaired loans. The Company’s impaired loans have been written down by $8,176 to $53,705 ($52,672 when the $1,033 specific allowance is considered) from their legal unpaid principal balance outstanding of $61,881. As such, in the aggregate, our total impaired loans have been written down to approximately 85% of their legal unpaid principal balance. The Company’s total non-performing loans (non-accrual loans plus loans past due greater than 90 days and still accruing) have been written down to approximately 79% of their legal unpaid principal balance.

Any losses in loans covered by FDIC loss share agreements, as described in note 3 above, are reimbursable from the FDIC to the extent of 80% of any losses. These loans are being accounted for pursuant to ASC Topic 310-30. Loan pools in this portfolio are evaluated for impairment each quarter. If a pool is impaired, an allowance for potential loan loss is recorded.

Management believes the Company’s allowance for loan losses is adequate at March 31, 2012. However, management recognizes that many factors can adversely impact various segments of the Company’s market and customers, and therefore there is no assurance as to the amount of losses or probable losses which may develop in the future. The table below summarizes the changes in allowance for loan losses during the previous five quarters.

Allowance for loan losses (unaudited)
as of or for the quarter ending	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Loans not covered by FDIC loss share agreements
Allowance at beginning of period	$27,585	$25,879	$27,418	$28,245	$26,267
Charge-offs	(4,826)	(5,487)	(7,186)	(9,811)	(9,458)
Charge-offs related to loan sales	—	(11,971)	—	(2,492)	—
Recoveries	160	1,145	662	124	160

Net charge-offs	(4,666)	(16,313)	(6,524)	(12,179)	(9,298)
Provision for loan losses	2,650	18,019	4,985	11,352	11,276

Allowance at end of period for loans not covered by FDIC loss share agreements	$25,569	$27,585	$25,879	$27,418	$28,245

Loans covered by FDIC loss share agreements
Allowance at beginning of period	$359	$313	$—	$—	$—
Charge-offs	—	—	—	(293)	—
Recoveries	—	—	293	—	—

Net charge-offs	—	—	293	(293)	—
Provision for loan losses	82	46	20	293	—

Allowance at end of period for loans covered by FDIC loss share agreements	$441	$359	$313	$—	$—

Total allowance at end of period	$26,010	$27,944	$26,192	$27,418	$28,245

The Company defines non-performing loans (“NPL”) as non-accrual loans plus loans past due 90 days or more and still accruing interest. NPLs do not include loans covered by FDIC loss share agreements, which are accounted for pursuant to ASC Topic 310-30. NPLs as a percentage of total loans not covered by FDIC loss share agreements were 3.85% at March 31, 2012 compared to 3.48% at December 31, 2011.

Non-performing assets (“NPA”) (which the Company defines as NPLs, as defined above, plus (a) OREO (i.e. real estate acquired through foreclosure, in-substance foreclosure, or deed in lieu of foreclosure), excluding OREO covered by FDIC loss share agreement; and (b) other repossessed assets that are not real estate, and are not covered by FDIC loss share agreement), were $51,278 at March 31, 2012, compared to $49,309 at December 31, 2011. NPAs as a percentage of total assets was 2.02% at March 31, 2012 compared to 2.16% at December 31, 2011. NPAs as a percentage of loans plus OREO and other repossessed assets, excluding loans and OREO covered by FDIC loss share agreements, was 4.59% at March 31, 2012 compared to 4.36% at December 31, 2011.

NPA inflows for the quarter were approximately $10,519. Outflows were approximately $8,550. Outflows consist primarily of net charge offs, loan sales, OREO sales, and OREO valuation write downs. Inflows consist primarily of additions of new nonaccrual loans net of any prior nonaccrual loans returning to accrual status and also net of any principal pay-downs or pay-offs.

The table below summarizes the approximate NPA inflows and outflows during the quarters presented.

	1Q12	4Q11	3Q11	2Q11	1Q11	4Q10	3Q10	2Q10
Inflows	$10,519	$11,584	$7,220	$14,828	$16,927	$20,560	$28,871	$9,945
Outflows	(8,550)	(38,260)	(9,264)	(19,133)	(13,117)	(10,863)	(23,887)	(5,642)

net change incr(decre)	$1,969	($26,676)	($2,044)	($4,305)	$3,810	$9,697	$4,984	$4,303

NPA balance qrt end	$51,278	$49,309	$75,985	$78,029	$82,334	$78,524	$68,827	$63,843

The table below summarizes selected credit quality data for the periods indicated.

Selected credit quality ratios (unaudited)
As of or for the quarter ended:	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Non-accrual loans (note 1)	$42,598	$38,858	$61,990	$65,658	$71,631
Past due loans 90 days or more and still accruing interest (note 1)	127	120	207	301	—

Total non-performing loans (“NPLs”) (note 1)	42,725	38,978	62,197	65,959	71,631
Other real estate owned (OREO) (note 1)	6,726	8,712	12,061	11,284	10,222
Repossessed assets other than real estate (note 1)	1,827	1,619	1,727	786	481

Total non-performing assets (“NPAs”) (note 1)	$51,278	$49,309	$75,985	$78,029	$82,334
Non-performing loans as percentage of total loans not covered by FDIC loss share agreements	3.85%	3.48%	6.27%	6.50%	6.89%
Non-performing assets as percentage of total assets	2.02%	2.16%	3.53%	3.62%	3.70%
Non-performing assets as percentage of loans and OREO plus other repossessed assets (note 1)	4.59%	4.36%	7.56%	7.60%	7.84%
Net charge-offs (recoveries)	$4,666	$16,313	$6,231	$12,472	$9,298
Net charge-offs (recoveries) (note 1)	$4,666	$16,313	$6,524	$12,179	$9,298
Net charge-offs as a percentage of average loans for the period (note 1)	0.42%	1.48%	0.66%	1.18%	0.91%
Net charge-offs as a percentage of average loans for the period on an annualized basis (note 1)	1.64%	5.92%	2.64%	4.72%	3.64%
Loans past due 30 thru 89 days and accruing interest as a percentage of total loans (note 1)	0.68%	1.45%	0.83%	0.99%	1.66%
Allowance for loan losses as percentage of NPLs (note 1)	60%	71%	42%	42%	39%

Troubled debt restructure (“TDRs”) (note 2)	$11,666	$12,361	$16,243	$18,603	$21,176
Impaired loans that were not TDRs	42,039	41,307	58,437	54,704	62,626

Total impaired loans	53,705	53,668	74,680	73,307	83,802
Loans acquired pursuant to TD transaction (note 3)	81,189	90,457	97,048	104,772	114,737
Loans acquired pursuant to FTB transaction (note 4)	152,723	155,823	—	—	—
All other non impaired loans	821,388	819,767	819,997	836,136	840,772

Total loans not covered by FDIC loss share agreements	1,109,005	1,119,715	991,725	1,014,215	1,039,311
Total loans covered by FDIC loss share agreements	347,793	164,051	171,193	179,982	189,708

Total loans	$1,456,798	$1,283,766	$1,162,918	$1,194,197	$1,229,019

As of or for the quarter ended:	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Allowance for loan losses for loans not covered by FDIC loss share agreements
Specific loan loss allowance- impaired loans	$1,033	$3,304	$2,049	$3,519	$5,738
General loan loss allowance- TD transaction (note 3)	—	—	—	—	—
General loan loss allowance- FTB transaction (note 4)	—	—	—	—	—
General loan loss allowance- all other non impaired	24,536	24,281	23,830	23,899	22,507

Total allowance for loan losses	$25,569	$27,585	$25,879	$27,418	$28,245

Allowance for loan loss percentage of period end loans:
Impaired loans (note 1)	1.92%	6.16%	2.74%	4.80%	6.85%
Loans acquired pursuant to TD transaction (note 3)	—	—	—	—	—
Loans acquired pursuant to FTB transaction (note 4)	—	—	—	—	—
All other non impaired loans (note 1)	2.99%	2.96%	2.91%	2.86%	2.68%

Total loans (note 1)	2.31%	2.46%	2.61%	2.70%	2.72%

Note 1:	Excludes loans, OREO and other repossessed assets covered by FDIC loss share agreements.
Note 2:	We have approximately $11,666 of TDRs. Of this amount $6,726 are performing pursuant to their modified terms, and $4,940 are not performing and have been placed on non-accrual status and included in our non performing loans (“NPLs”). Current accounting standards require TDRs to be included in our impaired loans, whether they are performing or not performing. Only non performing TDRs are included in our NPLs.
Note 3:	Performing loans purchased from TD Bank, N.A. during the first quarter of 2011. The performing loans were selected by CenterState and are subject to a two year put back option. If any loan in this category becomes past due 30 days or is adversely classified pursuant to bank regulatory guidelines, CenterState has the option to put it back to TD Bank, N.A. anytime during a two year period beginning as of the January 20, 2011 purchase date. The Company has not allocated any loan loss allowance to this group of loans.
Note 4:	Performing loans purchased from Hartford’s wholly owned bank FTB during the fourth quarter of 2011. The performing loans were selected by CenterState and are subject to a one year put back option. If any loan in this category becomes past due 30 days or is adversely classified pursuant to bank regulatory guidelines, CenterState has the option to put it back to Hartford anytime during a one year period beginning as of the November 1, 2011 purchase date. The Company has not allocated any loan loss allowance to this group of loans.

As shown in the table on the previous page, the largest component of non-performing assets is non-accrual loans. The Company’s non-accrual loans increased from 221 loans with an aggregated balance of $38,858 at December 31, 2011 to 247 loans with an aggregate balance of $42,598 at March 31, 2012. Non-accrual loans at March 31, 2012 are further delineated by collateral category and number of loans in the table below.

		percentage	number of
		of total	non-accrual
		non-accrual	loans in
collateral category (unaudited)	total amount	loans	category
Residential real estate loans	$14,652	34%	104
Commercial real estate loans	13,701	32%	39
Land, development, construction loans	8,077	19%	45
Non real estate commercial loans	5,713	14%	32
Non real estate consumer and other loans	455	1%	27

Total non-accrual loans at March 31, 2012	$42,598	100%	247

The second largest component of non-performing assets after non-accrual loans is OREO, excluding OREO covered by FDIC loss share agreements. At March 31, 2012, total OREO was $36,660. Of this amount, $29,934 was acquired pursuant to the acquisition of five failed financial institutions. The acquired OREO is covered by FDIC loss sharing agreements. Pursuant to the terms of the loss sharing agreements, the FDIC is obligated to reimburse the Company for 80% of losses with respect to the covered OREO beginning with the first dollar of loss incurred, subject to the terms of the agreements. The Company will reimburse the FDIC for its share of recoveries with respect to the covered OREO. The loss sharing agreements applicable to single family residential mortgage loans provide for FDIC loss sharing and the Company reimbursement to the FDIC for recoveries for ten years. The loss sharing agreements applicable to commercial loans provide for FDIC loss sharing for five years and Company reimbursement to the FDIC for a total of eight years for recoveries.

OREO not covered by FDIC loss share agreements is $6,726 at March 31, 2012. OREO is carried at the lower of cost or market less the estimated cost to sell. Further declines in real estate values can affect the market value of these assets. Any further decline in market value beyond its cost basis is recorded as a current expense in the Company’s Statement of Operations. The current carrying value represents approximately 45% of the unpaid legal balance of the related loan when the asset was repossessed. OREO is further delineated in the table below.

(unaudited) Description of repossessed real estate	carrying amount at Mar 31, 2012
17 single family homes	$1,489
1 mobile home with land	126
37 residential building lots	1,467
7 commercial buildings	1,603
Land / various acreages	2,041

Total, excluding OREO covered by FDIC loss share agreements	$6,726

Deposit activity

During the quarter, total deposits increased by $213,019 (time deposits increased by $22,388 and non time deposits increased by $190,631) primarily due to the $418,308 of deposits acquired in the Central FL and FGB acquisitions during January 2012. The Company assumed $127,856 of internet time deposits in the FGB acquisition. The Company exercised its option, pursuant to the FDIC purchase and assumption agreement, to immediately reprice this group of time deposits subsequent to the acquisition date to estimated market rates. Pursuant to the FDIC purchase and assumption agreement, if the Company chooses to reprice any time deposits, the customer has the option of withdrawing their deposit any time prior to maturity without penalty. All of the internet time deposits have been withdrawn early. In addition, the Company also repriced approximately $10,673 of additional time deposits to current market rates subsequent to the acquisition date. All other deposits assumed have been marked to estimated fair value in the Company’s financial statements. The table below summarizes the changes in deposits assumed from Central FL and FGB between the acquisition dates (January 20 and January 27, 2012) and March 31, 2012.

	at acquisition		increase
	dates	3/31/12	(decrease)
Non time deposits	$155,870	$156,356	$486
Time deposits	262,438	115,636	(146,802)

Total deposits	$418,308	$271,992	$(146,316)

The cost of interest bearing deposits decreased 14 bps to 0.56% in the current quarter compared to 0.70% in the prior quarter. The primary reason for the decrease was the cost of time deposits which decreased 32 bps to 1.09% in the current quarter compared to 1.41% in the prior quarter. The overall cost of total deposits (i.e. includes non-interest bearing checking accounts) decreased by 12 bps from 0.55% during the fourth quarter of 2011 to 0.43% during the first quarter of 2012.

Deposit mix (unaudited)
For the quarter ended:	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Checking accounts
Non-interest bearing	$500,683	$423,128	$402,683	$395,775	$378,395
Interest bearing	400,492	344,303	310,723	310,533	310,660
Savings deposits	247,442	205,387	206,053	209,966	209,690
Money market accounts	354,885	340,053	288,892	238,381	275,729
Time deposits	629,306	606,918	583,587	611,280	653,428

Total deposits	$2,132,808	$1,919,789	$1,791,938	$1,765,935	$1,827,902

Non time deposits as percentage of total deposits	70%	68%	67%	65%	64%
Time deposits as percentage of total deposits	30%	32%	33%	35%	36%

Total deposits	100%	100%	100%	100%	100%

Presented below are condensed consolidated balance sheets and average balance sheets for the periods indicated.

Condensed Consolidated Balance Sheets (unaudited)
For the quarter ended:	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Cash and due from banks	$31,471	$17,893	$19,119	$19,176	$19,542
Fed funds sold and Fed Res Bank deposits	103,427	133,202	163,745	230,322	146,275
Trading securities	552	—	—	1,249	2,192
Investments securities, available for sale	545,559	591,164	557,129	455,131	575,098
Loans held for sale	298	3,741	664	899	168
Loans covered by FDIC loss share agreements	347,793	164,051	171,193	179,982	189,708
Loans not covered by FDIC loss share agreements	1,109,005	1,119,715	991,725	1,014,215	1,039,311
Allowance for loan losses	(26,010)	(27,944)	(26,192)	(27,418)	(28,245)
FDIC indemnification assets	142,245	50,642	53,820	58,544	60,122
Premises and equipment, net	97,060	94,358	88,995	88,015	86,652
Goodwill	46,779	38,035	38,035	38,035	38,035
Core deposit intangible	6,821	5,203	4,187	4,382	4,582
Bank owned life insurance	46,878	36,520	28,141	27,914	27,678
OREO covered by FDIC loss share agreements	29,934	9,469	9,634	9,696	11,332
OREO not covered by FDIC loss share agreements	6,726	8,712	12,061	11,284	10,222
Other assets	44,565	39,698	41,549	45,100	42,839

TOTAL ASSETS	$2,533,103	$2,284,459	$2,153,805	$2,156,526	$2,225,511

Deposits	$2,132,808	$1,919,789	$1,791,938	$1,765,935	$1,827,902
Federal funds purchased	74,459	54,624	61,343	87,435	92,111
Other borrowings	48,126	31,597	29,982	34,152	34,022
Other liabilities	14,107	15,816	20,506	18,718	18,489
Common stockholders’ equity	263,603	262,633	250,036	250,286	252,987

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,533,103	$2,284,459	$2,153,805	$2,156,526	$2,225,511

Condensed Consolidated Average Balance Sheets (unaudited)
For quarter ended:	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Federal funds sold and other	$128,479	$152,550	$230,716	$153,840	$143,464
Security investments	567,438	566,317	458,870	548,264	540,601
Loans covered by FDIC loss share agreements	309,435	167,512	176,275	184,413	194,503
Loans not covered by FDIC loss share agreements	1,116,804	1,099,754	991,217	1,032,592	1,018,009
Allowance for loan losses	(28,421)	(26,866)	(29,009)	(26,549)	(26,614)
All other assets	402,294	286,824	287,483	286,908	294,991

TOTAL ASSETS	$2,496,029	$2,246,091	$2,115,552	$2,179,468	$2,164,954

Deposits- interest bearing	$1,610,176	$1,456,253	$1,353,164	$1,399,653	$1,422,934
Deposits- non interest bearing	494,898	418,373	406,455	392,504	354,036
Federal funds purchased	68,842	57,049	67,540	82,118	77,311
Other borrowings	43,240	31,849	31,027	36,113	37,171
Other liabilities	15,665	23,592	8,374	15,172	21,814
Stockholders’ equity	263,208	258,975	248,992	253,908	251,688

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,496,029	$2,246,091	$2,115,552	$2,179,468	$2,164,954

Non interest income and non interest expense

The table below summarizes the Company’s non-interest income for the periods indicated.

Quarterly Condensed Consolidated Non Interest Income (unaudited)
For the quarter ended:	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Service charges on deposit accounts	$1,483	$1,713	$1,629	$1,417	$1,556
Income from correspondent banking and bond sales division	7,784	6,661	7,999	5,759	4,470
Commissions from sale of mutual funds and annuities	660	487	557	322	439
Debit card and ATM fees	915	769	713	714	656
Loan related fees	200	77	199	306	165
BOLI income	358	266	227	235	239
Trading securities revenue	144	88	130	106	161
Gain on sale of securities available for sale	602	130	205	3,120	9
FDIC indemnification asset – amortization of discount rate	(496)	(699)	(225)	(47)	468
FDIC indemnification income	564	(845)	256	585	1,136
Other correspondent banking related fees	426	489	434	430	339
Trust fees	208	—	—	—	—
Other service charges and fees	385	579	121	271	139

Subtotal	$13,233	$9,712	$12,245	$13,218	$9,777
Bargain purchase gains related to acquisitions	453	45,891	—	—	11,129

Total non-interest income	$13,686	$55,603	$12,245	$13,218	$20,906

The FDIC indemnification asset (“IA”) discount amortization is producing negative amortization due to adjustments in the FDIC covered loan portfolio. That is, to the extent current adjusted projected losses in the covered loan portfolio are less than originally projected losses and therefore future loan accretion yields increase, the related projected reimbursements from the FDIC contemplated in the IA is less, which produces a negative income accretion in non-interest income. This event corresponds to the increase in yields in the FDIC covered loan portfolio.

When a FDIC covered OREO property is sold at a loss (i.e. difference between carrying value and proceeds received), the loss is included in non-interest expense as loss on sale of OREO, and eighty percent of the loss is recorded as FDIC indemnification income and included in non-interest income. Eighty percent of any related loan pool impairments also are reflected in this account.

The Company acquired a Trust department in its FDIC assisted acquisition of FGB. The fees indicated in the table above for the first quarter of 2012 represent approximately two months of activity subsequent to the January 27, 2012 acquisition date.

Excluding credit related expenses, which are approximately $1,715 less this quarter compared to the prior quarter ($1,591 compared to $3,306) and excluding correspondent banking division expenses and merger/acquisition related expenses, the Company’s remaining non-interest expenses (i.e. operating expenses) increased approximately $860 on a sequential quarter basis. The primary reason for the increase was the January 20 acquisition of Central FL and the January 27 acquisition of FGB. The table below summarizes the Company’s non-interest expense for the periods indicated.

Quarterly Condensed Consolidated Non Interest Expense (unaudited)
For the quarter ended:	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Employee salaries and wages	$13,919	$12,711	$12,621	$11,246	$10,572
Employee incentive/bonus compensation accrued	762	1,024	600	594	612
Employee stock based compensation expense	160	170	158	182	195
Deferred compensation expense	123	115	114	115	116
Health insurance and other employee benefits	1,021	1,068	483	831	833
Payroll taxes	1,093	644	618	649	933
401K employer contributions	337	243	231	230	279
Other employee related expenses	186	158	231	104	92
Incremental direct cost of loan origination	(140)	(158)	(112)	(131)	(126)

Total salaries, wages and employee benefits	$17,461	$15,975	$14,944	$13,820	$13,506

Occupancy expense	2,061	2,027	2,036	2,114	2,094
Depreciation of premises and equipment	1,267	1,196	1,016	996	999
Supplies, stationary and printing	315	301	314	366	304
Marketing expenses	584	692	611	760	728
Data processing expenses	1,005	915	848	1,625	1,292
Legal, auditing and other professional fees	620	853	559	623	694
Bank regulatory related expenses	700	559	617	645	800
Postage and delivery	323	206	293	200	231
ATM and debit card related expenses	262	556	335	424	316
Amortization of CDI	278	219	194	201	190
Loss (gain) on sale of repossessed real estate (“OREO”)	272	183	307	(463)	518
Valuation write down of repossessed real estate (“OREO”)	255	2,092	1,389	1,235	2,035
Loss on repossessed assets other than real estate	98	56	218	82	21
Foreclosure and repossession related expenses	966	975	1,052	2,008	987
Internet and telephone banking	277	243	324	282	156
Visa/Mastercard processing expenses	40	35	35	35	35
Put back option amortization expense	182	158	109	110	73
Operational write-offs and losses	142	146	166	120	121
Correspondent account and Federal Reserve charges	133	115	118	120	118
Conferences, seminars, education and training	130	168	134	122	74
Director fees	91	89	71	66	68
Travel expenses	28	27	30	40	37
Other expenses	728	692	488	529	851

Subtotal	$28,218	$28,478	$26,208	$26,060	$26,248
Merger, acquisition and conversion related expenses	1,868	6,246	579	469	401

Total non- interest expense	$30,086	$34,724	$26,787	$26,529	$26,649

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP interest income, net interest income and tax equivalent basis interest income and net interest income, as well as total stockholders’ equity and tangible common equity. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Reconciliation of GAAP to non-GAAP Measures (unaudited):

	1Q12	4Q11	1Q11

Interest income, as reported (GAAP)	$23,414	$21,324	$20,377
tax equivalent adjustments	336	341	228

Interest income (tax equivalent)	$23,750	$21,665	$20,605

Net interest income, as reported (GAAP)	$20,904	$18,567	$16,974
tax equivalent adjustments	336	341	228

Net interest income (tax equivalent)	$21,240	$18,908	$17,202

	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Total stockholders’ equity (GAAP)	$263,603	$262,633	$250,036	$250,286	$252,987
Goodwill	(46,779)	(38,035)	(38,035)	(38,035)	(38,035)
Core deposit intangible	(6,821)	(5,203)	(4,187)	(4,382)	(4,582)
Trust intangible	(1,541)	—	—	—	—

Tangible common equity	$208,462	$219,395	$207,814	$207,869	$210,370

About CenterState Banks, Inc.

The Company, headquartered in Davenport, Florida, between Orlando and Tampa, is a multi-bank holding company that was formed in June 2000 as part of a merger of three independent commercial banks. Currently, the Company operates through its two subsidiary banks with 65 full service branch banking locations in 18 counties throughout central Florida. Through its subsidiary banks, the Company provides a range of consumer and commercial banking services to individuals, businesses and industries.

In addition to providing traditional deposit and lending products and services to its commercial and retail customers in central Florida, the Company also operates a correspondent banking and bond sales division. The division is integrated with and part of the lead subsidiary bank located in Winter Haven, Florida, although the majority of the bond salesmen, traders and operations personnel are physically housed in leased facilities located in Birmingham, Alabama, Atlanta, Georgia and Winston-Salem,

North Carolina. The customer base includes small to medium size financial institutions primarily located in Florida, Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia.

For additional information contact Ernest S. Pinner, CEO, John C. Corbett, EVP, or James J. Antal, CFO, at 863-419-7750.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Some of the statements in this report constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements.

Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2011, and otherwise in our SEC reports and filings.